CONSOLIDATED FEDERAL INCOME TAX AGREEMENT BETWEEN EVERLAKE LIFE INSURANCE COMPANY; ELIC REINSURANCE COMPANY; EVERLAKE ASSURANCE COMPANY AND EVERLAKE DISTRIBUTORS, LLC THIS AGREEMENT, dated as of February 21, 2022 and effective as of November 1, 2021, is entered into between Everlake Life Insurance Company (“ELIC”), an Illinois domiciled stock life insurance company, and its wholly-owned subsidiaries, ELIC Reinsurance Company (“ELIC Re”), a special purpose captive insurance company organized under the laws of the state of South Carolina, Everlake Assurance Company, an Illinois domiciled stock life insurance company (“EAC”) and Everlake Distributors, LLC (“Distributors”) (each of ELIC Re, EAC and Distributors a “Subsidiary” and together, the “Subsidiaries”). WHEREAS, the Subsidiaries expect to file consolidated federal income tax returns with ELIC for each taxable period beginning on or after November 1, 2021 during which the Subsidiaries are permitted or required to file consolidated federal income tax returns with ELIC (or are disregarded as separate entities from ELIC or another such Subsidiary) (collectively, the “Affiliated Group”); and WHEREAS, it is desirable for ELIC and the Subsidiaries to enter into this Agreement to provide for (i) the allocation of consolidated federal income tax liability and (ii) the manner of computation of the amounts and times of payments by the Subsidiaries to ELIC and by ELIC to the Subsidiaries with respect to those taxable periods beginning on or after November 1, 2021 during which the Subsidiaries join in the filing of a consolidated federal income tax return with ELIC; NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and of other good and valuable considerations, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows: 1. The Subsidiaries shall join in the filing of a consolidated federal income tax return with ELIC for any taxable period beginning on or after November 1, 2021 for which the Subsidiaries are required or permitted to file such a return. The Subsidiaries agree (i) to file such consents, elections and other documents and (ii) to take such other action, all as may be necessary or appropriate to carry out the purposes of this paragraph 1. ELIC and the Subsidiaries shall cause any Subsidiary that is formed or acquired after the date hereof and that is an “includible corporation” as that term is defined in Section 1504 of the Internal Revenue Code (the “Code”) qualified to file a consolidated federal income tax return with ELIC (or a disregarded entity of ELIC or such a Subsidiary) to become a party hereto as an additional

2 Subsidiary hereunder. Where appropriate, all references to the Subsidiaries herein shall be interpreted to refer to any additional Subsidiary that becomes a party to this agreement pursuant to this paragraph 1. 2. If payments of consolidated estimated federal income tax are at any time required to be made (including any tax extension payments), ELIC may, at least 15 business days prior to the due date for such required payment, notify each Subsidiary of the estimated amount of its share of such amount as determined in paragraph 3. Each Subsidiary shall pay to ELIC the amount of the estimated tax payment not later than 3 business days after such notice. 3. Each Subsidiary’s share of the consolidated federal income tax liability shall be its “Separate Return Tax Liability”. Subject to paragraphs 4, 6 and 7, each Subsidiary’s Separate Return Tax Liability for a taxable year shall mean the amount of federal income tax liability that such Subsidiary would have incurred if it had filed a separate corporate federal income tax return with respect to such taxable year. For purposes of determining a Subsidiary’s Separate Return Tax Liability, there shall be taken into account, to the extent permitted or required under the Code: (i) the maximum corporate federal income tax rates, respectively, for net capital gain and for other taxable income; (ii) any increase in federal income tax liability during such taxable year as a result of the recapture of investment tax credit or any other tax credit arising in any taxable year to the extent such tax credits either reduced such Subsidiary’s Separate Return Tax Liability for any taxable year or resulted in such Subsidiary receiving a payment under paragraph 6 or paragraph 7 of this Agreement; (iii) the adjustments set forth in (a) through (h) of Treas. Reg. Section 1.1552- 1(a)(2)(ii) relating to, among other things, intercompany transactions and distributions; (iv) the same elections and methods of accounting as are used in the determination of the consolidated federal income tax liability for such taxable year of the Affiliated Group; and (v) any net operating loss and capital loss carrybacks and carryforwards, tax credit carrybacks and carryforwards, and other items for which no deduction, allowance or credit had been allowed for any prior taxable year. Notwithstanding anything to the contrary in this Agreement, any net operating and capital losses and any tax credits shall not be taken into account in determining such Subsidiary’s Separate Return Tax Liability in the event that ELIC has made a payment to such Subsidiary with respect to such losses or credits in any taxable year pursuant to paragraph 6 or paragraph 7 of this Agreement and such Subsidiary has not refunded such payment to ELIC. 4. Notwithstanding paragraph 3, if for any taxable year the Affiliated Group is required to pay any applicable corporate minimum tax, alternative minimum tax or similar tax imposed by the Code that is determined on a consolidated basis (a “Minimum Tax”), each

3 Subsidiary’s Separate Return Tax Liability for such taxable year shall be treated for all purposes of this Agreement as showing as due, in addition to any regular tax determined under paragraph 3, such Subsidiary’s share of the excess of the Affiliated Group’s Minimum Tax over the Affiliated Group’s regular consolidated federal income tax liability for such taxable year (determined without regard to such Minimum Tax), in each case as reasonably determined by ELIC. If for any taxable year any tax credit carryovers in respect of Minimum Taxes are utilized by the Affiliated Group, each Subsidiary’s Separate Return Tax Liability for such taxable year shall be determined for all purposes of this agreement by taking into account such Subsidiary’s share of such carryover, as reasonably determined by ELIC. 5. If the amount of a Subsidiary’s Separate Return Tax Liability for any taxable year is greater than the sum of the payments, if any, by such Subsidiary of consolidated estimated federal income tax for such taxable year under paragraph 2, upon the request of ELIC within 90 days after the day that the consolidated federal income tax return for such taxable year is filed, such Subsidiary shall pay the amount of such difference to not later than 3 business days after such notice. If a Subsidiary’s Separate Return Tax Liability for any taxable year is less than the sum of such payments, if any, by such Subsidiary of consolidated estimated federal income tax for such taxable year, ELIC shall pay the amount of such difference to such Subsidiary within 30 days of the day that the consolidated federal income tax return for such taxable year is filed. 6. Any net operating losses, capital losses or tax credits incurred by a Subsidiary in a taxable year which are not actually used to reduce such Subsidiaries’ Separate Return Tax Liability for such taxable year may be carried back (to the extent required or permitted under the Code, but without regard to any election by the Affiliated Group to forego the carryback of losses) to an earlier taxable year with respect to which a payment was made to ELIC under this Agreement. In such case, such Subsidiary’s Separate Return Tax Liability for such earlier taxable year shall be recomputed to give effect to such carryback items. ELIC shall pay to such Subsidiary the excess, if any, of the amount of such Subsidiary’s Separate Return Tax Liability for such earlier taxable year as originally computed over the amount of such liability as recomputed, subject to any adjustments as may be necessary to account for any applicable corporate minimum tax, alternative minimum tax or similar tax imposed in such earlier taxable year, as determined by ELIC pursuant to paragraph 4. 7. (a) If, for any taxable year, there is an “Aggregate Reduction in the Consolidated Federal Income Tax Liability of the Affiliated Group” that is attributable to any net operating losses, capital losses or tax credits of a Subsidiary (other than any net operating losses, capital losses or tax credits taken into account in the computation of such Subsidiary’s Separate Return Tax Liability for such taxable year or a prior taxable year), ELIC may in its sole discretion pay to such Subsidiary an amount equal to the Aggregate Reduction in the Consolidated Federal Income Tax Liability of the Affiliated Group that is attributable to such losses or tax credits. (b) For purposes of this paragraph 7, the phrase “Aggregate Reduction in the Consolidated Federal Income Tax Liability of the Affiliated Group” shall mean the excess, if any, of (i) the sum of the positive separate return tax liabilities, if any, of each member of the

4 Affiliated Group over (ii) the consolidated federal income tax liability of the Affiliated Group (which for this purpose shall not be less than zero). In determining whether any Aggregate Reduction in the Consolidated Federal Income Tax Liability of the Affiliated Group for a taxable year is attributable to a Subsidiary’s net operating losses, capital losses and tax credits (other than those taken into account in the computation of such Subsidiary’s Separate Return Tax Liability for such taxable year or a prior taxable year), there shall first be taken into account losses and tax credits of the Affiliated Group from such taxable year and then such losses and tax credits from the earliest prior year; provided, however, that such losses and tax credits from the same taxable year shall be treated as attributable to the members of the Affiliated Group on a pro rata basis. 8. The consolidated federal income tax liability shall, for purposes of determining earnings and profits, be allocated among the members of the consolidated return in accordance with any method permitted under the Code which is elected by the Affiliated Group. 9. If adjustments are made to a consolidated federal income tax return as filed by reason of (i) an amended return, (ii) a claim for refund or (iii) an audit by the Internal Revenue Service, then any such adjustment shall be reflected in the computation of the Subsidiaries’ Separate Return Tax Liability and, where appropriate, payment among the parties shall be made in a manner consistent with the terms of this Agreement. There shall also be reflected in any such payment any statutory interest, additions to tax and penalties resulting from any deficiency or overpayment of the consolidated federal income tax liability which relates to the Subsidiaries’ Separate Return Tax Liability. Any supplemental payments required as a result of the adjustment or any statutory interest, additions to tax and penalties thereon shall be made, in the case of a claim for refund, in no event later than 15 business days after the receipt of such refund by ELIC and, otherwise, upon the request of ELIC, at the earlier of (a) the time ELIC is required by law to make payment to the relevant taxing authority or (b) the time at which the adjustment is finally determined by settlement, adjudication or otherwise. The parties agree that any refunds received by ELIC in respect of the Affiliated Group’s consolidated federal income tax will be received by ELIC for itself and as nominee for the Subsidiaries. 10. In the event a Subsidiary is not included in a consolidated federal income tax return with ELIC, and such Subsidiary derives a tax benefit from the utilization in a separate federal income tax return (or in a consolidated federal income tax return filed by an affiliated group which does not include ELIC) of any net operating loss, capital loss, or tax credit carryovers which were given effect in computing any payment made under paragraph 6, such Subsidiary shall pay an amount equal to such tax benefit to ELIC. The payment under this paragraph 10 shall be made, in the case of a claim for refund or a refund based upon an audit adjustment, within 15 business days after the receipt of such refund and, in the case of a reduction in tax otherwise due with a federal income tax return, at the time at which the federal income tax return is filed. 11. The rights and obligations to make payments under paragraphs 2, 5, 6, 7 and 9 shall not apply to a Subsidiary with respect to any period of time (i) for which such Subsidiary is not an “includible corporation” qualified to file a consolidated federal income tax return with ELIC under Section 1504 of the Code, (ii) for which such Subsidiary files a separate federal

5 income tax return, or (iii) for which such Subsidiary joins in the filing of a consolidated federal income tax return by an affiliated group which does not include ELIC as a member. 12. The obligation of the parties to make payments under this Agreement shall not be subject to any counterclaims, setoffs, deductions, or any other claims that each party may have against the other party, except that each of the party’s obligations to make any payment hereunder shall be subject to adjustments and limitations expressly provided for herein and to any limitations imposed by applicable law. 13. All payments between the parties under this Agreement shall be made in cash. 14. This Agreement shall be terminated if (i) the Affiliated Group ceases or is terminated for any reason not in violation of or inconsistent with this Agreement or (ii) the parties agree in writing to such termination; provided, however, that, notwithstanding the termination of this Agreement, its provisions will remain in effect with respect to (a) any period of time during which the parties joined in the filing of a consolidated federal income tax return and (b) any obligation to make payment under paragraphs 2, 5, 6, 7 and 9. 15. The books, accounts, and records of the parties shall be maintained so as to clearly and accurately disclose the data required to comply with the terms of this Agreement and shall be made available to the parties and governmental agencies having jurisdiction over either or both of the parties for inspection during regular business hours. A complete copy of the relevant portions of the consolidated federal income tax return filed on behalf of ELIC shall be delivered to the Subsidiaries within a reasonable time after completion. Notwithstanding the termination of this Agreement, all materials, including, but not limited to, returns, work papers, supporting schedules, correspondence and other documents pertinent to said consolidated tax return, shall, at the request of the Subsidiaries or a governmental agency having jurisdiction over either or both of the parties, be made available for inspection at any time during normal business hours. All records shall be maintained in accordance with applicable law and regulations. 16. Any Subsidiary that is an insurance company required to prepare financial statements in accordance with the National Association of Insurance Commissioners’ Accounting Practices and Procedures Manual (the “APPM”) shall account for income taxes incurred in a manner consistent with the guidance of the APPM. 17. This Agreement shall not be assignable by either party without the prior written consent of the other party and shall be binding upon, and inure to the benefit of, the successors, assigns and legal representatives of the parties hereto. 18. (a) In the event that there shall be a dispute between the parties concerning the meaning or interpretation of this Agreement, or the implementation of its terms and conditions, then such dispute shall be submitted to and settled by an arbitration panel in New York, New York. The laws of the State of New York shall govern any arbitration instituted pursuant to this paragraph 18.

6 (b) The arbitration panel shall consist of three arbitrators. Each party shall select an arbitrator from a list of arbitrators submitted by the American Arbitration Association and the two arbitrators so selected shall appoint a third arbitrator from such list. If the two arbitrators shall be unable to agree on a third arbitrator within 30 days after appointment of the second arbitrator, the third arbitrator shall be appointed by the person at that time acting as president of the American Arbitration Association. (c) The decision of a majority of the arbitrators shall be final and binding on the parties. The cost of such arbitration, including the fees of the arbitrators, shall be paid by the party against whom the majority of such arbitrators render their decision, unless the majority of such arbitrators decide otherwise. 19. This Agreement may be executed in several counterparts, each of which shall be considered an original.

7 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. EVERLAKE LIFE INSURANCE COMPANY By: Name: Tyler (Doney) Largey Title: President and Chief Executive Officer ELIC REINSURANCE COMPANY By: Name: Tyler (Doney) Largey Title: President and Chief Executive Officer EVERLAKE ASSURANCE COMPANY By: Name: Tyler (Doney) Largey Title: President and Chief Executive Officer EVERLAKE DISTRIBUTORS, LLC By: Name: Tyler (Doney) Largey Title: Chairman of the Board Doney Largey (Feb 21, 2022 15:02 CST) Doney Largey Doney Largey (Feb 21, 2022 15:02 CST) Doney Largey Doney Largey (Feb 21, 2022 15:02 CST) Doney Largey Doney Largey (Feb 21, 2022 15:02 CST) Doney Largey

1007374821v13-Everlake - Tax Sharing Agreement (Life) FINAL Final Audit Report 2022-02-21 Created: 2022-02-21 By: Andrea Jaurigue (andrea.jaurigue@everlakelife.com) Status: Signed Transaction ID: CBJCHBCAABAAKbe9N-oeTudkUAvQmd8Hi0cKRTq9DROj "1007374821v13-Everlake - Tax Sharing Agreement (Life) FINA L" History Document created by Andrea Jaurigue (andrea.jaurigue@everlakelife.com) 2022-02-21 - 8:28:39 PM GMT Document emailed to Doney Largey (doney.largey@everlakelife.com) for signature 2022-02-21 - 8:30:42 PM GMT Email viewed by Doney Largey (doney.largey@everlakelife.com) 2022-02-21 - 9:01:44 PM GMT Document e-signed by Doney Largey (doney.largey@everlakelife.com) Signature Date: 2022-02-21 - 9:02:08 PM GMT - Time Source: server Agreement completed. 2022-02-21 - 9:02:08 PM GMT